Exhibit 99.1

Sharon AI Signs Definitive and Binding Buy-Out Agreement to Divest and
Closes its Divestiture of it’s 50% Ownership Interest in Texas Critical Data

Centers LLC For US$70m

New York, USA – January 18th, 2026 – SharonAI Holdings Inc. and its subsidiaries (“Sharon AI”), a leading Australian Neocloud (SHAZ:OTC Markets, SHAZW:OTC Markets), today announced that it has entered into a definitive agreement to sell its 50% ownership interest in Texas Critical Data Centers LLC (“TCDC”) to New Era Energy & Digital, Inc. (Nasdaq: NUAI) (“New Era”), as previously announced on Dec. 23, 2025, and has closed and consummated the sale.

New Era has acquired 100% of the issued and outstanding membership interests of TCDC and Sharon AI has no continuing ownership interest, governance rights, or control provisions with respect to the project.

The consideration New Era will pay Sharon AI will be an aggregate of US$70m and is comprised of a US$50m Senior Secured Convertible Promissory Note, US$10m in Cash and US$10m in Equity. For further details, please revisit our earlier announcement from December 23rd, 2025 (read here).

The sale of Sharon AI’s interest in TCDC is expected to facilitate further investment in Sharon AI’s core Neocloud operations, bringing high performance compute to market, at scale, for its hyperscale, research, enterprise and government customers alike. This US$70m in expected proceeds follow the recent approximately US$100m Convertible Note capital raising by Sharon AI.

“We are pleased to have executed the sale of our position in TCDC. I would like to thank the New Era team for working diligently and wish them the best of luck as they move into the development phase of this project. This transaction represents a natural inflection point for Sharon AI - now a pure-play cloud GPU compute infrastructure provider – and we look forward to allocating the proceeds of sale from the TCDC divestment to expanding our core Neocloud platform to meet accelerating demand from hyperscale, research enterprise and government customers in Asia-Pacific,”, said James Manning, Co-Founder and Chairman of Sharon AI.

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Contacts

Sharon AI Media Enquiries:

Rosalyn Christian/Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

About SHARON AI

SharonAI Holdings Inc. (“Sharon AI”) and its subsidiaries, a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Forward Looking Statements:

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding SHARON AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Receipt and use of proceeds;

●	Further investment in Neocloud operations, bringing high performance compute to market, at scale, for its hyperscale, research, enterprise and government customers; and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. . Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Registration Statement on Form S-4 filed with the SEC on October 21, 2025, as amended. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and SHARON AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.